Exhibit 10.3.3


December 7, 2005

To: Aurora Gold Corporation
3540 West 41st Avenue, Suite 204
Vancouver, BC V6N 3E6

Tel. 604-687-4432
Fax 604-687-4709

Attention: Cameron Richardson
Email: c.richardson@telus.net


From: Tomas Almeida, Certified Translator

Re: Translation of Memorandum of Understanding regarding Ouro Mil Project



Translator's Declaration

I, Tomas Almeida, Certified Portuguese to English Translator, Member in good standing of the Society of Translators and Interpreters of British Columbia (STIBC), which is a member association of the Canadian Translators and Interpreters Council (CTIC), hereby attest that, to the best of my knowledge and belief, the above-mentioned document is a true, correct and complete translation of the Portuguese document presented to me.


Signed "Tomas Almeida"



Tomas Almeida
19780 Honeydew Drive
Pitt Meadows, BC V3Y 2S6

Tel. 604-465-6128
Fax 604-465-6129
Cell.604-202-0031
Email: talmeida@telus.net